                                                                     EXHIBIT 12

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                 (in millions)



                                                                          Years Ended December 31,
                                              --------------------------------------------------------------------------------
                                                 2001              2000             1999              1998             1997
                                              ---------         ----------       ----------        ----------       ----------
Earnings:
  Income from continuing
    operations before federal
    income tax expense                       $    562.7         $    623.9       $    572.8        $    505.5       $    407.0
Fixed charges                                   1,303.7            1,232.4          1,143.6           1,104.1          1,042.7
                                             ----------         ----------       ----------        ----------       ----------
                                             $  1,866.4         $  1,856.3       $  1,716.4        $  1,609.6       $  1,449.7
                                             ==========         ==========       ==========        ==========       ==========
Fixed charges:
  Interest credited to policyholder
    account balances                         $  1,248.8         $  1,183.9       $  1,096.4        $  1,069.0       $  1,016.6
  Interest expense on debt and
    capital and preferred securities
    of subsidiary trusts                           54.9               48.5             47.2              35.1             26.1
                                             ----------         ----------       ----------        ----------       ----------
                                             $  1,303.7         $  1,232.4       $  1,143.6        $  1,104.1       $  1,042.7
                                             ==========         ==========       ==========        ==========       ==========

Ratio of earnings to fixed charges                 1.4x               1.5x             1.5x              1.5x             1.4x
                                             ==========         ==========       ==========        ==========       ==========
Ratio of earnings to fixed charges,
    excluding interest credited to
    policyholder account balances                 11.2x              13.9x            13.1x             15.4x            16.6x
                                             ==========         ==========       ==========        ==========       ==========